Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-237200) of Collegium Pharmaceutical, Inc.,
(2)	Registration Statement (Form S-8 No. 333-296400) pertaining to the 2015 Employee Stock Purchase Plan of Collegium Pharmaceutical, Inc.,
(3)	Registration Statement (Form S-8 No. 333-296398) pertaining to the Collegium Pharmaceutical, Inc. 2026 Inducement Plan,
(4)	Registration Statement (Form S-8 No. 333-287838) pertaining to the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan, and
(5)	Registration Statements (Form S-8 Nos. 333-285593, 333-281571, 333-273874, 333-266778, 333-258752, 333-245649, 333-233092, 333-225498, 333-218767 and 333-207744) pertaining to the Amended and Restated 2014 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Collegium Pharmaceutical, Inc.;

of our report dated October 1, 2025, relating to the consolidated financial statements of Corium Therapeutics Holdings, LLC as of and for the year ended December 31, 2024 appearing in this Current Report on Form 8-K/A of Collegium Pharmaceutical, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 30, 2026